Exhibit 10.9

RESEARCH AND DEVELOPMENT AGREEMENT

THIS RESEARCH AND DEVELOPMENT AGREEMENT (this “Agreement”) is entered into as of December 27, 2006 by and between Spreadtrum Communications (Shanghai) Co. Ltd., a limited liability company organized and existing under the laws of People’s Republic of China (“PRC”) (“Party A”) and Beijing Spreadtrum Hi-Tech Communications Technology Co. Ltd., a limited liability company organized and existing under the laws of PRC (“Party B”).

WHEREAS

A.	Party A is in the business of design and development of wireless telecommunications systems and other products relating to telecommunications and high tech areas;

B.	Party A desires to hire and retain Party B to perform ongoing research and development work relating to wireless telecommunications systems as particularly agreed by Party A and Party B from time to time (the “Work”) and Party B agrees to perform such Work for Party A in accordance with this Agreement; and

C.	Party B acknowledges that the results of the Work will be owned exclusively by Party A.

(Party A and Party B are hereinafter individually referred to as a “Party” and collectively the “Parties”).

NOW, THEREFORE, through friendly negotiations and based on the principle of mutual cooperation and mutual benefit, the Parties hereby agree to reach this Agreement under the following terms and conditions:

ARTICLE 1 RESEARCH AND DEVELOPMENT SERVICES

1.1	Party A hereby hires and retains Party B to perform the Work on the terms and conditions herein set forth. Party A and Party B shall periodically consult to define the current scope of the Work and shall develop such schedules and specifications as appropriate.

1.2	Party B agrees to use its best efforts to perform the research and development necessary to complete the Work as specified from time to time and in accordance with such schedules and specifications as developed pursuant to the terms hereof.

1.3	Party B agrees to promptly commence the Work and to use its best efforts to perform the Work as specified by Party A. Party B does not, however, guarantee that the Work will be successful.

1.4	The Parties hereby agree that all the research and development work which has been conducted by Party B since its establishment till the effective date of this Agreement (the “Previous Work”) is for the benefit of Party A. All the Previous Work shall be part of the Work of this Agreement and shall be subject to this Agreement. Both Parties further agree that Party A shall obtain the full title to and the exclusive ownership of all such Previous Work immediately upon the effectiveness of this Agreement.

ARTICLE 2 RESEARCH AND DEVELOPMENT FEE

2.1	In consideration of performing the Work, Party A shall reimburse Party B for all necessary and reasonable direct and indirect costs incurred by Party B in the performance of its duties under this Agreement including, without limitation, the appropriate portion of Party B’s occupancy costs, employee salaries, overhead, travel expenses, and professional fees plus five percent (5%) of such costs (the “R&D Fee”). These costs shall include value-added and other indirect taxes levied on Party B, and shall be calculated in accordance with generally accepted accounting principles.

2.2	Party A may, at its option, provide Party B with such equipment tooling, and/or materials necessary for the performance of the Work in lieu of having Party B purchase such items. Any equipment, tooling, and/or materials supplied by Party A shall remain its property and shall not be included in the R&D Fee.

2.3	Payment of the R&D Fee shall be made directly to Party B or to such bank as is designated by Party B.

2.4	Party B shall bill Party A on a monthly basis. Whether or not the Work is successful and accomplishes the results contemplated hereunder, Party B shall be entitled to retain all of the R&D Fee.

2.5	The Parties hereby confirm that the R&D Fee for the Previous Work has been paid in full by Party A to Party B prior to the execution of this Agreement.

ARTICLE 3 REPORTING REQUIREMENTS

3.1	Party B shall keep and maintain adequate books, records and files to enable it to furnish complete and accurate information to Party A regarding all aspects of the Work and expenditures of funds. Party A shall have the right, upon reasonable notice and at its expense, to inspect, audit, or have an audit performed of, Party B’s books and records relating to the expenditure of funds under this Agreement.

3.2	Party B shall from time to time (at least quarterly), and as often as reasonably requested by Party A, provide monthly written reports to Party A regarding its performance of the Work and a detailed report of costs incurred. Party B shall promptly notify Party A of any significant problems that may occur during the course of the Work.

3.3	As requested from time to time by Party A, Party B shall deliver to Party A any and all improvements and related results of the Work.

ARTICLE 4 OWNERSHIP AND PROTECTION OF THE WORK

4.1	All of the rights relating to the Work are and shall remain the sole property of Party A, including, without limitation, each invention, discovery, improvement, design, practice, process, know-how, or product which is conceived, developed or first reduced to practice by Party B, its employees or its agents or subcontractors as a result of the Work as well as all technology and filings for patents, trademarks, and copyrights (the “Rights”). All appropriate patent and copyright filings shall be determined and made by Party A. The Parties agree that any such patents and copyrights that issue relating to such technology shall belong to Party A. Party B hereby irrevocably transfers, conveys and assigns to Party A in perpetuity all right, title, and interest in the Rights. Party A’s property rights shall extend to any and all laboratory notebooks, memoranda, and all other items which embody the Work contemplated hereby. Party B shall hold each and every item in a fiduciary capacity for Party A. Prior to the completion of the Work, Party B shall, upon Party A’s request, deliver to Party A the technology and all related results of the Work to date. Party B agrees to execute any and all documents necessary to assign to Party A any and all Rights it may now have or may acquire respecting the items described in this Article 4.1.

4.2	Party B further agrees that its employees, agents, and subcontractors who are hired or retained by it to perform any of the Work shall have executed agreements, acceptable to Party A, whereby they agree to hold confidential all proprietary, trade secret and any other confidential information to which they have access during the course of their duties as employees, agents, or subcontractors of Party B and to assign to Party A any and all rights they may now have or may acquire respecting the improvements in the course of performing the Work.

4.3	Party B guarantees that the technology provided or to be provided thereby will not constitute any infringement or obstruct against any right or interest of any third party. In case of any dispute or claim between Party B and a third party incurred due to the title to any other right on the technology provided by Party B, Party B shall upon request of Party A be responsible to response to such claim or dispute or handle such claim or dispute.

4.4	Party A shall have no ownership interest in any equipment, tooling, materials and other tangible property of a capital nature actually acquired or leased by Party B to perform the Work and not provided by Party A pursuant to Article 2.2 hereof.

ARTICLE 5 RELATIONSHIP OF THE PARTIES

5.1	Nothing contained in this Agreement is intended or is to be construed to constitute Party A and Party B as partners or joint venturers, or Party B as an employee or agent of Party A, or the employees or agents of Party B as employees or agents of Party A. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

5.2	Party B hereby agrees to indemnify and hold Party A harmless from any and all claims, demands, damages, actions, suits, liability and losses of any kind or character on account of damages or losses to persons or property from any cause arising out of or in connection with the performance of Work under this Agreement, and shall indemnify Party A against all losses and damages to the property of Party A (including the technology) caused by or resulting from the acts or omissions of the agents or employees of Party B, or of any subcontractor performing any aspect of the Work for Party B.

ARTICLE 6 CONFIDENTIALY

6.1	As a result of its performance of Work under this Agreement, Party B and its employees, agents, and subcontractors will become uniquely knowledgeable with respect to the technology. Party B hereby agrees not to disclose to others or to use for its own benefit, without Party A’s prior written consent, any of the specifications, designs, inventions, and other know-how related to the technology resulting from the Work, and Party B shall use its best efforts to assure that its employees, agents, and subcontractors do not make any such unauthorized disclosures and in furtherance thereof will obtain the agreements specified in Article 4.2.

ARTICLE 7 TAXES

7.1	Each Party shall make payment of applicable taxes to competent tax authorities in accordance with applicable laws.

ARTICLE 8 REPRESENTATIONS AND WARRANTIES

8.1	Each Party hereby makes the following representations and warranties to the other Party:

8.1.1	it is a company duly organized and validly existing under the laws of the PRC;

8.1.2	it has the qualification to conduct the transaction under this Agreement, and the transaction does not violate or conflict with its articles of association or other constitutional document, any applicable law, government approval, or any contract to which it is a party;

8.1.3	it has all necessary rights, authorizations and approvals required for entering into this Agreement; and

8.1.4	it has all necessary rights, authorizations and approvals required for full performance of each of its obligations hereunder.

8.2	After this Agreement is executed by its duly authorized representative, this Agreement will have binding force on each Party and constitute legal and effective obligations for each Party.

ARTICLE 9 LIABILITY FOR BREACH OF CONTRACT

9.1	Should any Party hereto breach any provisions of this Agreement, the other Party shall have the right, in addition to other rights it entitles to hereunder, to claim for compensation for its losses due to the beach.

9.2	In the event of termination by either Party in accordance with any of the provisions of this Agreement, neither Party shall be liable to the other Party because of such termination for compensations, reimbursements or damages on account of the losses of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Party B or Party A.

ARTICLE 10 FORCE MAJEURE EVENT

10.1	A “force majeure event” shall refer to any event beyond the reasonable control of the Parties which is unforeseeable or, if foreseeable, unavoidable and which has prevented, affected or delayed any Party’s performance of all or any part of its obligations hereunder, including without limitation government action, act of God, war, hacker attack or any other similar event.

10.2	The Party affected by a force majeure event may suspend on a temporary basis its performance of its obligation(s) which it is incapable to perform due to such force majeure event, until the effect of such force majeure event has been eliminated, without any liability for breach of contract for such suspension; provided that, such Party shall exert its best efforts to minimize the adverse effect of such force majeure event.

10.3	The Party affected by a force majeure event shall provide to the other Parties documentation evidencing such force majeure event issued by the notary office (or any other competent agency) in the locality of such force majeure event. Should the affected Party fail to provide the said evidence, any other Party may claim against it for the liability for breach of contract in accordance with this Agreement.

ARTICLE 11 TERM AND TERMINATION

11.1	This Agreement shall continue in force for a fixed term of ten (10) years from the execution date hereof unless terminated earlier under the provisions of this Article. At the end of the fixed term, this Agreement shall renew automatically for additional one (1) year terms (subject to earlier termination under the provisions of this Article, without notice, unless prior to that time one Party provides written notice of non-renewal to the other Party.

11.2	In the event that any of the following events occurs, Party A may terminate this Agreement at any time before expiration hereof:

11.2.1	when Party B commits any material breach of this Agreement and the breach is not remedied within thirty (30) days of the receipt of a written notice of Party A;

11.2.2	Party B becomes bankrupted, insolvent or the subject of any liquidation or dissolution procedure, or ceases its operation;

11.3	Notwithstanding the above provisions, Party B agrees that Party A shall have the right to terminate this Agreement at any time with a written notice twenty (20) days in advance without any cause.

11.4	Upon termination or expiration of this Agreement, each Party shall diligently cooperate with the other to effect a smooth and orderly transition. From the time that a notice of termination is received by either Party until the effective termination date, each Party shall cooperate fully with any newly appointed party performing the duties contemplated hereunder.

11.5	Early termination of this Agreement will not affect the rights and obligations of each Party incurred prior to the date of early termination.

ARTICLE 12 SETTLEMENT OF DISPUTE

12.1	The Parties shall first make their endeavors to settle any dispute rising from the interpretation and performance of this Agreement through friendly negotiations. Should the dispute fail to be settled within sixty (60) days from the commencement of friendly negotiations or a longer time limit then agreed by the Parties, either Party may submit this dispute to China International Economy and Trade Arbitration Commission (“CIETAC”) for arbitration in Shanghai in accordance with its then applicable arbitration rules. The arbitral award shall be final and binding upon each Party.

ARTICLE 13 GOVERNING LAW

13.1	The execution, validity, interpretation, performance, implementation and settlement of disputes of or in connection with this Agreement shall be governed by PRC laws.

ARTICLE 14 MISCELLANEOUS

14.1	Party B shall be responsible to go through all governmental registration or approval procedures (if any) required for this Agreement and any amendment hereto including any extension of this Agreement. In the event any approval or registration requires change of the terms and conditions contained in this Agreement or any amendment hereto or imposition of any additional obligation upon any Party, such change or additional obligation shall be effective only if each Party has consented in writing to such change or additional obligation.

14.2	Any schedules or specifications which are made by the Parties in relation to the specific contents of the Work shall constitute a part of this Agreement as annexes hereto and shall be equally authentic as this Agreement.

14.3	All the headings included herein are asserted for convenience in reading only and shall in no way affect the interpretation of any provision hereof.

14.4	Any change, amendment or supplement made to this Agreement shall be subject to written agreements between the Parties signed by the authorized representatives thereof, which agreements shall become a part of this Agreement and be equally authentic to this Agreement.

14.5	Should all or any part of any provision hereof be held unenforceable due to its violation of any law or government regulation or for any other reason, then such part of the provision shall be deemed to have been deleted; provided that, such deletion shall in no way affect the legal force of any other part of the provision or any other provision hereof. However, the Parties hereto shall cease the performance of such invalid, null and unenforceable provision and shall only amend such provision to the extent that it will be valid, effective and enforceable for certain facts and situations while keeping it as close as possible to its original meaning.

14.6	Unless as otherwise agreed to herein, failure to exercise or delay in exercising by a Party any of its rights, power or privileges hereunder shall not be deemed as a waiver of the same, nor shall any single or partial exercise of any right, power or privilege hereunder exclude exercise of any other right, power or privilege hereunder.

14.7	Should one Party breach any provision of this Agreement, such breach shall not affect the rights and obligations of other Party to this Agreement and any other relevant agreements as well as the performance and the enforcement of this Agreement and such other agreements.

14.8	This Agreement shall supersede any previous or concurrent agreement, understanding or communication between the Parties with respect to the same, either in oral or writing. Except as expressly set forth herein, none of the Parties hereto has made any other express or implied obligation or undertaking.

14.9	Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14.10	This Agreement is in the English language, which language will be controlling in all respects.

14.11	Each of the Parties shall execute and deliver such additional instruments, documents or other writings (if any) as may be reasonably requested by any other Party or beneficiary hereof in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

14.12	This Agreement is made in two (2) originals, of which each Party holds one original.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives on the date first above written, and agree to comply with it.

SPREADTRUM COMMUNICATIONS (SHANGHAI) CO. LTD.

By:	/s/ Ping Wu
Name:
Title:

BEIJING SPREADTRUM HI-TECH COMMUNICATIONS TECHNOLOGY CO. LTD.

By:	/s/ Bin Lu
Name:
Title:

AMENDMENT NO. 1 TO THE RESEARCH AND DEVELOPMENT

AGREEMENT

(AMENDMENT NO. 1)

This Amendment No. 1 is made to amend the Research and Development Agreement (“Agreement”) dated on December 27, 2006 by and between Spreadtrum Communications (Shanghai) Co., Ltd., a limited liability company organized and existing under the laws of People’s Republic of China (“PRC”) (“Party A”) and Beijing Spreadtrum Hi-Tech Communications Technology Co. Ltd., a limited liability company organized and existing under the laws of PRC (“Party B”).

Party A and Party B hereby agree that the Agreement shall be amended as the follows:

1. Section B of the Recitals shall be deleted in its entirety and substituted by the following:

“B.	Party A desires to hire and retain Party B to: i) perform ongoing research and development work relating to wireless telecommunications systems as particularly agreed by Party A and Party B from time to time; and ii) to engage or subcontract third parties to provide the research and development work products in any form as particularly instructed by Party A from time to time (collectively, the “Work”) and Party B agrees to perform such Work for Party A in accordance with this Agreement; and “

2. Section 1.2 shall be deleted in its entirety and substituted by the following:

“1.4	Party B agrees to use its best efforts to i) perform the research and development or ii) engage or subcontract third parties to provide such research and development work products, as necessary to complete the Work as specified from time to time and in accordance with such schedules and specifications as developed pursuant to the terms hereof.”

3. Section 1.4 shall be deleted in its entirety and substituted by the following:

“1.4

The Parties hereby agree that all the research and development (including the associated intellectual property rights obtained by Party B from third party for the purpose of performing Work) which has been conducted by Party B since its establishment until the effective date of this Agreement (the “Previous Work”) is for the benefit of Party A. All the Previous Work shall be part of the Work of this Agreement and shall be subject to this Agreement. Both Parties further agree that Party A shall obtain the full title to and the exclusive ownership of all such Previous Work immediately upon the effectiveness of this Agreement.”

4. Section 2.1 shall be deleted in its entirety and substituted by the following:

“2.1	In consideration of performing the Work, Party A shall reimburse Party B for all necessary and reasonable direct and indirect costs incurred by Party B in the performance of its duties under this Agreement including, without limitation, third party engagement or subcontracting expenses, the appropriate portion of Party B’s occupancy costs, employee salaries, overhead, travel expenses, and professional fees plus five percent (5%) of such costs (the “R&D Fee”). These costs shall include value-added and other indirect taxes levied on Party B, and shall be calculated in accordance with generally accepted accounting principles.”

Except amended by this Amendment No.1, other provisions of the Agreement shall remain unchanged. This Amendment No.1 together with the Agreement shall constitute the entire agreement between the Parties with respect to the subject matter of the Agreement and shall supersede all previous communications of the Parties in respect of the subject matter of the Agreement. This Amendment No.1 is made in two (2) originals, of which each Party holds one original.

IN WITNESS WHEREOF, the Parties have caused this Amendment No.1 to be executed by their respective duly authorized representatives on the date first above written, and agree to comply with it.

Spreadtrum Communications (Shanghai) Co., Ltd.

By:	/s/ Ping Wu
Name:
Title:
Date:	2007/3/7

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Beijing Spreadtrum Hi-Tech Communications Technology Co. Ltd.

By:	/s/ Bin Lu
Name:	Bin Lu
Title:	SVP
Date:	3/07/07

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